Exhibit 23(a)

201 N. Illinois Street, Suite 700 P.O. Box 44998 Indianapolis, IN 46244-0998 317.383.4000 Fax 317.383.4200 www.bkd.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of CTS Corporation on Form S-8 (File No. 333-106614) of our report dated June 28, 2011, on our audit of the financial statements and financial statement schedules of CTS Corporation Retirement Savings Plan as of December 31, 2010 and 2009, and for the year ended December 31, 2010, which report is included in this Annual Report on Form 11-K.

BKD, llp
Indianapolis, Indiana
June 28,2011